Filed Pursuant to Rule 424(b)(3)
Registration No. 333-138444
COLE CREDIT PROPERTY TRUST II, INC.
SUPPLEMENT NO. 2 DATED JULY 23, 2007
TO THE PROSPECTUS DATED MAY 11, 2007
     This document supplements, and should be read in conjunction with, the prospectus of Cole Credit Property Trust II, Inc. dated May 11, 2007 and Supplement No. 1 dated May 16, 2007. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.
     The purpose of this supplement is to describe the following:
          (1) the status of the offering of shares in Cole Credit Property Trust II, Inc.;
          (2) recent real property investments;
          (3) potential real property investments; and
          (4) updated annual operating results of prior real estate programs.
     Status of Our Public Offerings
          We commenced our initial public offering on June 27, 2005. We terminated our initial public offering on May 22, 2007. As of the close of business on May 22, 2007, we had issued a total of 54,838,315 shares in our initial public offering, including 53,909,877 shares sold in the primary offering and 928,438 shares sold pursuant to our distribution reinvestment plan, resulting in gross offering proceeds to us of approximately $547 million.
          We commenced our follow-on offering of 150,000,000 shares of common stock on May 23, 2007. Of these shares, we are offering 125,000,000 shares in a primary offering and 25,000,000 shares pursuant to our distribution reinvestment plan. As of July 17, 2007, we had accepted investors’ subscriptions for, and issued, approximately 8,000,000 shares of our common stock in the follow-on offering, resulting in gross proceeds to us of approximately $80 million. Combined with our initial public offering, we had raised a total of approximately $627 million as of July 17, 2007.
     Replace and Supplement Real Property Investments
     The following information supplements and should be read in conjunction with the table in the section captioned “Prospectus Summary — Description of Real Estate Investments” beginning on page 7 of the prospectus.
     Description of Real Estate Investments
          As of July 23, 2007, we owned 216 properties, comprising approximately 9.0 million rentable square feet of commercial space located in 42 states and the U.S. Virgin Islands. Properties acquired between May 16, 2007, the date of our last prospectus supplement, and July 23, 2007 are listed below.

		Rentable	Purchase
Property Description	Tenant	Square Feet	Price

CVS — Florence, SC	Florence CVS, Inc.	10,125	$2,625,000
Eckerd — Spartanburg (Main), SC	Eckerd Corporation	10,908	3,475,000
Staples — Warsaw, IN	Staples the Office Superstore East, Inc.	23,990	3,215,000
Walgreens — Bryan, TX	Walgreen Co.	15,050	6,325,000
Walgreens — Harris County, TX	Walgreen Co.	15,050	5,650,000
Tractor Supply — Fairview, TN	Tractor Supply Company	19,067	2,970,000
Borders — Rapid City, SD	Borders, Inc.	20,000	6,461,000
Borders — Reading, PA	Borders, Inc.	25,023	6,261,000
Walgreens — Gainesville, FL	Walgreen Co.	13,905	3,625,000
Chili’s — Fredericksburg, TX	Brinker Texas, L.P.	5,494	2,314,000
Tractor Supply — Baytown, TX	Tractor Supply Company	22,670	3,310,000
Winco — Eureka, CA	Winco Foods, LLC	82,490	16,300,000
Eckerd — Vineland, NJ	Eckerd Corporation	14,910	5,000,000
Eckerd — Mantua, NJ	Eckerd Corporation	8,710	2,050,000
Best Buy (Super Value) — Warwick, RI	Best Buy Stores, LP	64,514	7,300,000
Best Buy — Evanston, IL	Best Buy Stores, LP	45,397	8,250,000
Academy Sports — Houston, TX	Academy, LTD	53,381	5,400,000

		Rentable	Purchase
Property Description	Tenant	Square Feet	Price

Starbucks — Covington, TN	Starbucks Corporation	1,805	1,516,000
Starbucks — Sedalia, MO	Starbucks Corporation	1,800	1,227,000
Kroger — La Grange, GA	The Kroger Co.	61,331	7,293,750
La-Z-Boy — Kentwood, MI	La-Z-Boy Showcase Shoppes of Detroit, Inc.	30,245	5,145,386
Circuit City — Mesquite, TX	Circuit City Stores, Inc.	42,918	7,825,000
Tractor Supply — Prior Lake, MN	Tractor Supply Company	36,183	5,050,000
Circuit City Distribution Center — Groveland, FL	Circuit City Stores, Inc.	706,560	27,548,810
Walgreens — Fort Worth, TX	Walgreen Co.	15,120	4,855,153
Kohls — Lake Zurich, IL	Kohl’s Department Stores, Inc.	88,306	12,712,730
EDS — Salt Lake City, UT	EDS Information Services, LLC	406,101	22,824,824
Lowe’s — Cincinnati, OH	Lowe’s Home Centers, Inc.	129,044	20,558,483
Walgreens — Kansas City (Linwood), MO	Walgreen Co.	13,905	3,750,000
Walgreens — Kansas City (Troost), MO	Walgreen Co.	13,905	4,928,000
Walgreens — Kansas City (63rd St), MO	Walgreen Co.	13,905	4,335,000
Walgreens — Kansas City (Independence), MO	Walgreen Co.	13,905	4,598,000
Walgreens — Topeka, KS	Walgreen Co.	13,905	3,121,950
CVS — Amarillo, TX	Eckerd Corporation	9,504	2,791,067
Taco Bell — Brazil, IN	Southern Bells, Inc.	1,993	1,969,655
Taco Bell — Henderson, KY	Southern Bells, Inc.	2,320	1,552,607
Academy Sports — Baton Rouge, LA	Academy Louisiana Co.	52,500	6,942,782
Taco Bell — Washington, IN	Southern Bells, Inc.	2,093	1,255,545
Taco Bell — Robinson, IL	Southern Bells, Inc.	1,944	1,550,672
Taco Bell — Princeton, IN	Southern Bells, Inc.	2,436	1,424,328
Eckerd — Mableton, GA	Eckerd Corporation	8,996	1,850,637
Taco Bell/KFC — Spencer, IN	Southern Bells, Inc.	2,296	964,865
CVS — Del City, OK	Eckerd Corporation	10,906	4,179,502
Taco Bell — Anderson, IN	Southern Bells, Inc.	2,166	1,725,514
Academy Sports — North Richland Hills, TX	Academy, LTD	52,500	6,292,471
Dave and Buster’s — Addison, IL	Dave and Buster’s, Inc.	50,000	13,928,571
Academy Sports — Houston (Southwest), TX	Academy, LTD	52,548	7,138,821
Academy Sports — Houston (Breton), TX	Academy, LTD	53,381	4,724,567
Eckerd — Chattanooga, TN	Eckerd Corporation	10,909	2,797,644
Taco Bell/KFC — Vinceness, IN	Southern Bells, Inc.	2,691	1,478,690
Taco Bell — Martinsville, IN	Southern Bells, Inc.	2,057	1,973,552
LJS/A&W — Houston, TX	LJS Restaurants, Inc.	34,094	1,204,821
Dickinson Theatre — Yukon, OK	Dickinson Theatres, Inc.	27,442	4,550,000
Circuit City — Taunton, MA	Circuit City Stores, Inc.	32,748	7,860,000
Telerx — Kings Mountain, NC	TelerX Marketing, Inc.	60,000	8,690,000
Staples — Guntersville, AL	Staples the Office Super Store East, Inc.	23,942	3,325,000
Fed Ex — Peoria, IL	Federal Express Corporation	38,200	3,200,000

		2,577,288	$321,192,397

     The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus.
     Real Property Investments
     We engage in the acquisition and ownership of commercial properties throughout the United States. We invest primarily in income-generating retail properties, net leased to investment grade and other creditworthy tenants.
     As of July 23, 2007, we, through separate wholly-owned limited partnerships or limited liability companies, had acquired a 100% fee simple interest in 216 properties consisting of approximately 9.0 million gross rentable square feet located in 42 states and the U.S. Virgin Islands. The properties generally were acquired through the use of mortgage notes payable and proceeds from our ongoing public offering of our common stock.

     The following table summarizes properties acquired between May 16, 2007, the date of our last prospectus supplement, and July 23, 2007 in order of acquisition date:

					Fees Paid
					To	Rentable
		Date	Year	Purchase	Sponsor	Square	Physical
Property	Type	Acquired	Built	Price	(1)	Feet	Occupancy

CVS — Florence, SC	Drugstore	May 17, 2007	1998	$ 2,625,000	$ 69,563	10,125	100%
Eckerd — Spartanburg (Main), SC	Drugstore	May 17, 2007	1998	3,475,000	92,088	10,908	100%
Staples — Warsaw, IN	Office supply	May 17, 2007	1998	3,215,000	82,800	23,990	100%
Walgreens — Bryan, TX	Drugstore	May 18, 2007	2001	6,325,000	167,610	15,050	100%
Walgreens — Harris County, TX	Drugstore	May 18, 2007	2000	5,650,000	149,730	15,050	100%
Tractor Supply — Fairview, TN	Specialty retail	May 25, 2007	2007	2,970,000	78,705	19,067	100%
Borders — Rapid City, SD	Specialty retail	June 1, 2007	1999	6,461,000	173,150	20,000	100%
Borders — Reading, PA	Specialty retail	June 1, 2007	1997	6,261,000	167,790	25,023	100%
Walgreens — Gainesville, FL	Drugstore	June 1, 2007	1997	3,625,000	97,150	13,905	100%
Chili’s — Fredericksburg, TX	Restaurant	June 5, 2007	1985	2,314,000	61,320	5,494	100%
Tractor Supply — Baytown, TX	Specialty retail	June 11, 2007	2007	3,310,000	88,710	22,670	100%
Starbucks — Covington, TN	Restaurant	June 22, 2007	2006	1,516,000	30,320	1,805	100%
Starbucks — Sedalia, MO	Restaurant	June 22, 2007	2006	1,227,000	24,540	1,800	100%
Winco — Eureka, CA	Grocery store	June 27, 2007	1960	16,300,000	446,470	82,490	100%
Eckerd — Vineland, NJ	Drugstore	June 27, 2007	1997	5,000,000	135,000	14,910	100%
Eckerd — Mantua, NJ	Drugstore	June 27, 2007	1993	2,050,000	55,700	8,710	100%
Best Buy (Super Value) — Warwick, RI	Specialty retail	June 27, 2007	1992	7,300,000	199,500	64,514	100%
Best Buy — Evanston, IL	Specialty retail	June 27, 2007	1996	8,250,000	224,000	45,397	100%
Academy Sports — Houston, TX	Specialty retail	June 27, 2007	1995	5,400,000	146,250	53,381	100%
Kroger — La Grange, GA	Grocery store	June 28, 2007	1998	7,293,750	193,500	61,331	100%
La-Z-Boy — Kentwood, MI	Specialty retail	June 28, 2007	1986	5,145,386	138,928	30,245	100%
Circuit City — Mesquite, TX	Specialty retail	June 29, 2007	1996	7,825,000	199,550	42,918	100%
Tractor Supply — Prior Lake, MN	Specialty retail	June 29, 2007	1991	5,050,000	133,833	36,183	100%
Staples — Guntersville, AL	Office supply	July 6, 2007	2001	3,325,000	88,113	23,942	100%
Walgreens — Kansas City (Independence), MO	Drugstore	July 11, 2007	1997	4,598,000	121,860	13,905	100%
Walgreens — Topeka, KS	Drugstore	July 11, 2007	1999	3,121,950	81,139	13,905	100%
Walgreens — Kansas City (Linwood), MO	Drugstore	July 11, 2007	2000	3,750,000	99,375	13,905	100%
Walgreens — Kansas City (Troost), MO	Drugstore	July 11, 2007	2000	4,928,000	123,200	13,905	100%
Walgreens — Kansas City (63rd St), MO	Drugstore	July 11, 2007	2000	4,335,000	117,045	13,905	100%
Circuit City — Taunton, MA	Specialty retail	July 13, 2007	2001	7,860,000	200,430	32,748	100%
Circuit City Distribution Center — Groveland, FL	Specialty retail	July 17, 2007	1999	27,548,810	753,476	706,560	100%
Walgreens — Fort Worth, TX	Drugstore	July 17, 2007	1999	4,855,153	133,853	15,120	100%
Kohls — Lake Zurich, IL	Apparel	July 17, 2007	2000	12,712,730	345,005	88,306	100%
EDS — Salt Lake City, UT	Technology Services	July 17, 2007	1993	22,824,824	636,496	406,101	100%
Lowe’s — Cincinnati, OH	Home improvement	July 17, 2007	1998	20,558,483	549,170	129,044	100%

					Fees Paid
					To	Rentable
		Date	Year	Purchase	Sponsor	Square	Physical
Property	Type	Acquired	Built	Price	(1)	Feet	Occupancy
Dickinson Theatre — Yukon, OK	Theaters	July 17, 2007	2007	4,550,000	91,000	27,442	100%
Telerx — Kings Mountain, NC	Marketing	July 17, 2007	2007	8,690,000	234,630	60,000	100%
CVS — Amarillo, TX	Drugstore	July 19, 2007	1994	2,791,067	73,231	9,504	100%
Taco Bell — Brazil, IN	Restaurant	July 19, 2007	1996	1,969,655	39,393	1,993	100%
Taco Bell — Henderson, KY	Restaurant	July 19, 2007	1992	1,552,607	31,052	2,320	100%
Academy Sports — Baton Rouge, LA	Sporting goods	July 19, 2007	1996	6,942,782	185,726	52,500	100%
Taco Bell — Washington, IN	Restaurant	July 19, 2007	1995	1,255,545	25,111	2,093	100%
Taco Bell — Robinson, IL	Restaurant	July 19, 2007	1994	1,550,672	31,013	1,944	100%
Taco Bell — Princeton, IN	Restaurant	July 19, 2007	1992	1,424,328	28,487	2,436	100%
Eckerd — Mableton, GA	Drugstore	July 19, 2007	1994	1,850,637	48,983	8,996	100%
Taco Bell/KFC — Spencer, IN	Restaurant	July 19, 2007	1999	964,865	19,297	2,296	100%
CVS — Del City, OK	Drugstore	July 19, 2007	1998	4,179,502	109,900	10,906	100%
Taco Bell — Anderson, IN	Restaurant	July 19, 2007	1995	1,725,514	34,510	2,166	100%
Academy Sports — North Richland Hills, TX	Sporting goods	July 19, 2007	1996	6,292,471	168,019	52,500	100%
Dave and Buster’s — Addison, IL	Restaurant	July 19, 2007	2006	13,928,571	334,571	50,000	100%
Academy Sports — Houston (Southwest), TX	Sporting goods	July 19, 2007	1996	7,138,821	189,026	52,548	100%
Academy Sports — Houston (Breton), TX	Sporting goods	July 19, 2007	1995	4,724,567	124,941	53,381	100%
Eckerd — Chattanooga, TN	Drugstore	July 19, 2007	1997	2,797,644	75,153	10,909	100%
Taco Bell/KFC — Vinceness, IN	Restaurant	July 19, 2007	2000	1,478,690	29,574	2,691	100%
Taco Bell — Martinsville, IN	Restaurant	July 19, 2007	1986	1,973,552	39,471	2,057	100%
LJS/A&W — Houston, TX	Restaurant	July 19, 2007	2004	1,204,821	24,096	34,094	100%
Federal Express — Peoria, IL	Distribution	July 20, 2007	1997	3,200,000	84,800	38,200	100%

				$321,192,397	$8,427,353	2,577,288

(1)	Fees paid to sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing obtained to acquire the respective property. For more detailed information on fees paid to affiliates of our sponsor, see the section captioned “Management Compensation” beginning on page 58 of the prospectus.

     The following table sets forth the principal provisions of the lease terms for the major tenants at each property listed above:

				% of
			Total	Total			Base
	Number		Square	Square	Renewal	Current	Rent per
	of		Feet	Feet	Options	Annual	Square	Lease Term
Property	Tenants	Major Tenants*	Leased	Leased	**	Base Rent	Foot	Beginning	To
CVS — Florence, SC	1	Florence CVS, Inc.	10,125	100%	4/5 yr.	$177,188	$17.50	5/17/2007	1/31/2019
Eckerd — Spartanburg (Main), SC	1	Eckerd Corporation	10,908	100%	4/5 yr.	268,555	24.62	5/17/2007	9/28/2018
Staples — Warsaw, IN	1	Staples the Office Superstore East, Inc.	23,990	100%	4/5 yr.	261,491	10.90	5/17/2007	5/31/2013
Walgreens — Bryan, TX	1	Walgreen Co.	15,050	100%	8/5 yr.	432,900	28.76	5/18/2007	4/30/2021
Walgreens — Harris County, TX	1	Walgreen Co.	15,050	100%	8/5 yr.	389,340	25.87	5/18/2007	3/31/2021
Tractor Supply — Fairview, TN	1	Tractor Supply Company	19,067	100%	4/5 yr.	216,420	11.35	5/25/2007	5/4/2022
Borders — Rapid City, SD	1	Borders, Inc.	20,000	100%	5/5 yr.	465,923	23.30	6/1/2007	3/31/2016
Borders — Reading, PA	1	Borders, Inc.	25,023	100%	4/5 yr.	451,392	18.04	6/1/2007	1/31/2019
Walgreens — Gainesville, FL	1	Walgreen Co.	13,905	100%	8/5 yr.	262,800	18.90	6/1/2007	1/31/2018
Chili’s — Fredericksburg, TX	1	Brinker Texas, L.P.	5,494	100%	2/5 yr.	162,000	29.49	6/5/2007	11/30/2025
Tractor Supply — Baytown, TX	1	Tractor Supply Company	22,670	100%	4/5 yr.	235,000	10.37	6/11/2007	5/29/2022
Winco — Eureka, CA	1	Winco Foods, LLC	82,490	100%	2/5 yr.	1,043,955	12.66	6/27/2007	6/23/2016
Eckerd — Vineland, NJ	1	Eckerd Corporation	14,910	100%	4/5 yr.	363,310	24.37	6/27/2007	3/5/2019
Eckerd — Mantua, NJ	1	Eckerd Corporation	8,710	100%	4/5 yr.	157,227	18.05	6/27/2007	6/17/2014
Best Buy (Super Value) — Warwick, RI	1	Best Buy Stores, LP	64,514	100%	4/5 yr.	537,625	8.33	6/27/2007	2/1/2020
Best Buy — Evanston, IL	1	Best Buy Stores, LP	45,397	100%	3/5 yr.	576,300	12.69	6/27/2007	2/26/2017
Academy Sports — Houston, TX	1	Academy, LTD	53,381	100%	4/5 yr.	379,277	7.11	6/27/2007	5/31/2015
Starbucks — Covington, TN	1	Starbucks Corporation	1,805	100%	4/5 yr.	105,376	58.38	6/22/2007	4/30/2017
Starbucks — Sedalia, MO	1	Starbucks Corporation	1,800	100%	4/5 yr.	85,302	47.39	6/22/2007	3/31/2017
Kroger — La Grange, GA	1	The Kroger Co.	61,331	100%	N/A	531,126	8.66	6/28/2007	1/31/2018
La-Z-Boy — Kentwood, MI	1	La-Z-Boy Showcase Shoppes of Detroit, Inc.	30,245	100%	4/5 yr.	385,904	12.76	6/28/2007	10/31/2017
Circuit City — Mesquite, TX	1	Circuit City Stores, Inc.	42,918	100%	4/5 yr.	586,844	13.67	6/29/2007	1/31/2017
Tractor Supply — Prior Lake, MN	1	Tractor Supply Company	36,183	100%	4/5 yr.	366,000	10.12	6/29/2007	6/4/2022
Circuit City Distribution Center — Groveland, FL	1	Circuit City Stores, Inc.	706,560	100%	2/10 yr.	1,830,075	2.59	7/17/2007	8/31/2021
Walgreens — Fort Worth, TX	1	Walgreen Co.	15,120	100%	8/5 yr.	305,842	20.23	7/17/2007	11/30/2019
Kohls — Lake Zurich, IL	1	Kohl’s Department Stores, Inc.	88,306	100%	6/5 yr.	800,902	9.07	7/17/2007	1/30/2021

				% of
			Total	Total			Base
	Number		Square	Square	Renewal	Current	Rent per
	of		Feet	Feet	Options	Annual	Square	Lease Term
Property	Tenants	Major Tenants*	Leased	Leased	**	Base Rent	Foot	Beginning	To
EDS — Salt Lake City, UT	1	EDS Information Services, LLC	406,101	100%	3/5 yr.	593,418	1.46	7/17/2007	7/31/2016
Lowe’s — Cincinnati, OH	1	Lowe’s Home Centers, Inc.	129,044	100%	6/5 yr.	1,227,509	9.51	7/17/2007	2/28/2019
Walgreens — Kansas City (Linwood), MO	1	Walgreen Co.	13,905	100%	8/5 yr.	264,400	19.01	7/11/2007	1/31/2018
Walgreens — Kansas City (Troost), MO	1	Walgreen Co.	13,905	100%	8/5 yr.	348,000	25.03	7/11/2007	3/31/2020
Walgreens — Kansas City (63rd St), MO	1	Walgreen Co.	13,905	100%	8/5 yr.	307,857	22.14	7/11/2007	12/31/2019
Walgreens — Kansas City (Independence), MO	1	Walgreen Co.	13,905	100%	8/5 yr.	323,291	23.25	7/11/2007	12/31/2017
Walgreens — Topeka, KS	1	Walgreen Co.	13,905	100%	8/5 yr.	228,000	16.40	7/11/2007	9/30/2019
CVS — Amarillo, TX	1	Eckerd Corporation	9,504	100%	4/5 yr.	187,488	19.73	7/19/2007	12/3/2014
Taco Bell — Brazil, IN	1	Southern Bells, Inc.	1,993	100%	3/5 yr.	142,800	71.65	7/19/2007	5/17/2021
Taco Bell — Henderson, KY	1	Southern Bells, Inc.	2,320	100%	3/5 yr.	114,117	49.19	7/19/2007	5/17/2021
Academy Sports — Baton Rouge, LA	1	Academy Louisiana Co., LLC	52,500	100%	4/5 yr.	455,582	8.68	7/19/2007	6/30/2017
Taco Bell — Washington, IN	1	Southern Bells, Inc.	2,093	100%	3/5 yr.	93,538	44.69	7/19/2007	5/17/2021
Taco Bell — Robinson, IL	1	Southern Bells, Inc.	1,944	100%	3/5 yr.	116,300	59.83	7/19/2007	5/17/2021
Taco Bell — Princeton, IN	1	Southern Bells, Inc.	2,436	100%	3/5 yr.	106,825	43.85	7/19/2007	5/17/2021
Eckerd — Mableton, GA	1	Eckerd Corporation	8,996	100%	4/5 yr.	135,490	15.06	7/19/2007	1/28/2014
Taco Bell/KFC — Spencer, IN	1	Southern Bells, Inc.	2,296	100%	3/5 yr.	71,400	31.10	7/19/2007	5/17/2021
CVS — Del City, OK	1	Eckerd Corporation	10,906	100%	4/5 yr.	283,290	25.98	7/19/2007	10/6/2018
Taco Bell — Anderson, IN	1	Southern Bells, Inc.	2,166	100%	3/5 yr.	124,237	57.36	7/19/2007	5/17/2021
Academy Sports — N Richland Hills, TX	1	Academy, LTD	52,500	100%	4/5 yr.	450,850	8.59	7/19/2007	5/31/2007
Dave and Buster’s — Addison, IL	1	Dave and Buster’s, Inc.	50,000	100%	3/5 yr.	975,000	19.50	7/19/2007	5/31/2024
Academy Sports — Houston (Southwest), TX	1	Academy, LTD	52,548	100%	4/5 yr.	494,548	9.41	7/19/2007	2/1/2017
Academy Sports — Houston (Breton), TX	1	Academy, LTD	53,381	100%	4/5 yr.	325,550	6.10	7/19/2007	6/30/2015
Eckerd — Chattanooga, TN	1	Eckerd Corporation	10,909	100%	4/5 yr.	201,276	18.45	7/19/2007	7/25/2017
Taco Bell/KFC — Vinceness, IN	1	Southern Bells, Inc.	2,691	100%	3/5 yr.	107,205	39.84	7/19/2007	5/17/2021
Taco Bell — Martinsville, IN	1	Southern Bells, Inc.	2,057	100%	3/5 yr.	143,082	69.56	7/19/2007	5/17/2021
LJS/A&W — Houston, TX	1	LJS Restaurants, Inc.	34,094	100%	3/5 yr.	72,000	2.11	7/19/2007	12/1/2018
Dickinson Theatre — Yukon, OK	1	Dickinson Theatres, Inc.	27,442	100%	3/5 yr.	392,421	14.30	7/17/2007	6/30/2022
Circuit City — Taunton, MA	1	Circuit City Stores, Inc.	32,748	100%	2/10 yr.	570,000	17.41	7/13/2007	2/28/2021

				% of
			Total	Total			Base
	Number		Square	Square	Renewal	Current	Rent per
	of		Feet	Feet	Options	Annual	Square	Lease Term
Property	Tenants	Major Tenants*	Leased	Leased	**	Base Rent	Foot	Beginning	To

Telerx — Kings Mountain, NC	1	TelerX Marketing, Inc.	60,000	100%	3/5 yr.	604,800	10.08	7/17/2007	5/31/2017
Staples — Guntersville, AL	1	Staples the Office Super Store East, Inc.	23,942	100%	4/5 yr.	248,997	10.40	7/6/2007	3/31/2016
Federal Express — Peoria, IL	1	Federal Express Corporation	38,200	100%	2/5 yr.	227,290	5.95	7/20/2007	3/31/2017

			2,577,288			$21,314,635

*	Major tenants include those tenants that occupy greater than 10.0% of the rentable square feet of their respective property.

**	Represents option renewal period / term of each option.
     Cole Realty Advisors has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the properties listed above and currently receives a property management fee of up to 2.0% of the monthly gross revenues from our single-tenant properties and up to 4.0% of the monthly gross revenues from our multi-tenant properties. We currently have no plans for any renovations, improvements or development of the properties listed above and we believe that all are adequately insured.
     In connection with the property acquisitions noted above, we incurred or assumed the following fixed and variable rate mortgage notes:

	Fixed Rate	Fixed		Variable
	Loan	Interest	Maturity	Rate Loan	Maturity	Total Loan
Property	Amount	Rate	Date	Amount	Date	Outstanding

CVS — Florence, SC	$1,706,205	5.73%	6/1/2017	—	N/A	$1,706,205
Eckerd — Spartanburg (Main), SC	2,258,750	5.73%	6/1/2017	—	N/A	2,258,750
Staples — Warsaw, IN	1,850,000	5.73%	6/1/2017	—	N/A	1,850,000
Walgreens — Bryan, TX	4,111,000	5.70%	6/11/2017	949,000	8/16/2007	5,060,000
Walgreens — Harris County, TX	3,673,000	5.70%	6/11/2017	848,000	6/11/2017	4,521,000
Tractor Supply — Fairview, TN	1,930,500	5.59%	6/1/2017	—	N/A	1,930,500
Borders — Rapid City, SD	4,393,000	5.66%	6/11/2017	776,000	9/1/2007	5,169,000
Borders — Reading, PA	4,257,000	5.66%	6/11/2017	752,000	9/1/2007	5,009,000
Walgreens — Gainesville, FL	2,465,000	5.60%	6/11/2017	435,000	9/1/2007	2,900,000
Chili’s — Fredericksburg, TX	1,504,000	5.55%	6/11/2017	347,000	9/5/2007	1,851,000
Tractor Supply — Baytown, TX	2,251,000	5.60%	6/11/2017	397,000	9/11/2007	2,648,000
Winco — Eureka, CA	11,247,000	5.71%	7/1/2017	—	N/A	11,247,000
Eckerd — Vineland, NJ	3,500,000	5.71%	7/1/2017	—	N/A	3,500,000
Eckerd — Mantua, NJ	1,470,000	5.71%	7/1/2017	—	N/A	1,470,000
Best Buy (Super Value) — Warwick, RI	5,350,000	5.71%	7/1/2017	—	N/A	5,350,000
Best Buy — Evanston, IL	5,900,000	5.71%	7/1/2017	—	N/A	5,900,000
Academy Sports — Houston, TX	3,825,000	5.71%	7/1/2017	—	N/A	3,825,000
Starbucks — Covington, TN	—	N/A	N/A	—	N/A	—
Starbucks — Sedalia, MO	—	N/A	N/A	—	N/A	—

	Fixed Rate	Fixed		Variable
	Loan	Interest	Maturity	Rate Loan	Maturity	Total Loan
Property	Amount	Rate	Date	Amount	Date	Outstanding

Kroger — La Grange, GA	4,750,000	5.21%	7/1/2012	—	N/A	4,750,000
La-Z-Boy — Kentwood, MI	3,602,000	5.32%	7/1/2012	—	N/A	3,602,000
Circuit City — Mesquite, TX	4,305,000	5.32%	7/1/2012	—	N/A	4,305,000
Tractor Supply — Prior Lake, MN	3,283,250	5.73%	7/1/2017	—	N/A	3,283,250
Circuit City Distribution Center — Groveland, FL	20,250,000	5.55%	5/11/2017	—	N/A	20,250,000
Walgreens — Fort Worth, TX	3,675,000	5.55%	5/11/2017	—	N/A	3,675,000
Kohls — Lake Zurich, IL	9,075,000	5.55%	5/11/2017	—	N/A	9,075,000
EDS — Salt Lake City, UT	18,000,000	5.55%	5/11/2017	—	N/A	18,000,000
Lowe’s-Cincinnati, OH	13,800,000	5.55%	5/11/2017	—	N/A	13,800,000
Walgreens — Kansas City (Linwood), MO	2,437,500	5.69%	7/11/2017	—	N/A	2,437,500
Walgreens — Kansas City (Troost), MO	2,464,000	5.79%	7/11/2017	—	N/A	2,464,000
Walgreens — Kansas City (63rd St), MO	3,034,500	5.79%	7/11/2017	—	N/A	3,034,500
Walgreens — Kansas City (Independence), MO	2,990,000	5.69%	7/11/2017	—	N/A	2,990,000
Walgreens — Topeka, KS	1,870,000	5.79%	7/11/2017	—	N/A	1,870,000
CVS — Amarillo, TX	1,741,000	5.83%	8/1/2017	—	N/A	1,741,000
Taco Bell — Brazil, IN	—	N/A	N/A	—	N/A	—
Taco Bell — Henderson, KY	—	N/A	N/A	—	N/A	—
Academy Sports — Baton Rouge, LA	4,687,000	5.83%	8/1/2017	—	N/A	4,687,000
Taco Bell — Washington, IN	—	N/A	N/A	—	N/A	—
Taco Bell — Robinson, IL	—	N/A	N/A	—	N/A	—
Taco Bell — Princeton, IN	—	N/A	N/A	—	N/A	—
Eckerd — Mableton, GA	1,197,000	5.67%	8/1/2017	—	N/A	1,197,000
Taco Bell/KFC — Spencer, IN	—	N/A	N/A	—	N/A	—
CVS — Del City, OK	2,631,000	5.82%	8/1/2017	—	N/A	2,631,000
Taco Bell — Anderson, IN	—	N/A	N/A	—	N/A	—
Academy Sports — N Richland Hills, TX	4,217,000	5.83%	8/1/2017	—	N/A	4,217,000
Dave and Busters — Addison, IL	5,600,000	5.56%	8/1/2017	—	N/A	5,600,000
Academy Sports — Houston (Southwest), TX	4,625,000	5.83%	8/1/2017	—	N/A	4,625,000
Academy Sports — Houston (Breton), TX	3,045,000	5.83%	8/1/2017	—	N/A	3,045,000
Eckerd — Chattanooga, TN	1,920,000	5.67%	8/1/2017	—	N/A	1,920,000
Taco Bell/KFC — Vinceness, IN	—	N/A	N/A	—	N/A	—
Taco Bell — Martinsville, IN	—	N/A	N/A	—	N/A	—
LJS/A&W — Houston, TX	—	N/A	N/A	—	N/A	—
Dickinson Theatre — Yukon, OK	—	N/A	N/A	—	N/A	—
Circuit City — Taunton, MA	4,323,000	5.32%	8/1/2012	—	N/A	4,323,000
Telerx — Kings Mountain, NC	6,083,000	5.27%	8/1/2012	—	N/A	6,083,000
Staples — Guntersville, AL	2,161,250	5.24%	8/1/2012	—	N/A	2,161,250
Federal Express — Peoria, IL	2,080,000	5.60%	7/20/2017	—	N/A	2,080,000

	$199,537,955			$4,504,000		$204,041,955

     The fixed rate debt mortgage notes require monthly interest-only payments with the principal balance due on various dates from May 2012 through August 2017. The variable rate debt mortgage notes bear interest at the one-month LIBOR rate plus 200 basis points and require monthly interest-only payments and generally mature within 90 days. Each of the mortgage notes are secured by the respective property. The mortgage notes are generally non-recourse to us and Cole Op II, but both are liable for customary non-recourse carveouts.
     The fixed rate mortgage notes generally may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments resulting from the application of insurance or condemnation proceeds to reduce the outstanding principal balance of the mortgage notes. Notwithstanding the prepayment limitations, we may sell the properties to a buyer that assumes the respective mortgage loan. The transfer would be subject to the conditions set forth in the individual property’s mortgage note document, including without limitation, the lender’s approval of the proposed buyer and the payment of the lender’s fees, costs and expenses associated with the sale of the property and the assumption of the loan.
     In the event that a mortgage note is not paid off on the respective maturity date, each mortgage note includes hyperamortization provisions. The interest rate during the hyperamortization period shall be the fixed interest rate as stated on the respective mortgage note agreement plus two percent (2.0%). The individual mortgage note maturity date, under the hyperamortization provisions, will be extended by twenty (20) years. During such period, the lender will apply 100% of the rents collected to (i) all payments for escrow or reserve accounts, (ii) payment of interest at the original fixed interest rate, (iii) payments for the replacement reserve account, (iv) any other amounts due in accordance with the mortgage note agreement other than any additional interest expense, (v) any operating expenses of the property pursuant to an approved annual budget, (vi) any extraordinary expenses, (vii) payments to be applied to the reduction of the principal balance of the mortgage note, and (viii) any additional interest expense, which is not paid will be added to the principal balance of the mortgage note.
     For federal income tax purposes, the preliminary depreciable basis in the properties noted above is approximately $246.9 million in total. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 years, respectively. The depreciable basis in the properties noted above are detailed as follows:

Property	Depreciable Tax Basis

CVS — Florence, SC	$1,939,879
Eckerd — Spartanburg (Main), SC	2,206,496
Staples — Warsaw, IN	2,975,976
Walgreens — Bryan, TX	5,688,753
Walgreens — Harris County, TX	4,130,920
Tractor Supply — Fairview, TN	2,616,643
Borders — Rapid City, SD	5,028,711
Borders — Reading, PA	4,289,688
Walgreens — Gainesville, FL	2,668,219
Chili’s — Fredericksburg, TX	1,917,255
Tractor Supply — Baytown, TX	2,582,105
Winco — Eureka, CA	12,402,598
Eckerd — Vineland, NJ	2,849,536
Eckerd — Mantua, NJ	1,213,686
Best Buy (Super Value) — Warwick, RI	3,435,067
Best Buy — Evanston, IL	4,638,272
Academy Sports — Houston, TX	1,590,469
Starbucks — Covington, TN	1,009,060
Starbucks — Sedalia, MO	1,026,547
Kroger — La Grange, GA	6,397,575
La-Z-Boy — Kentwood, MI	3,876,176
Circuit City — Mesquite, TX	6,928,335
Tractor Supply — Prior Lake, MN	3,437,491
Circuit City Distribution Center — Groveland, FL	22,039,048
Walgreens — Fort Worth, TX	3,884,122
Kohls — Lake Zurich, IL	10,170,184
EDS — Salt Lake City, UT	18,259,859

Property	Depreciable Tax Basis

Lowe’s — Cincinnati, OH	16,446,786
Walgreens — Kansas City (Linwood), MO	3,000,000
Walgreens — Kansas City (Troost), MO	3,942,400
Walgreens — Kansas City (63rd St), MO	3,468,000
Walgreens — Kansas City (Independence), MO	3,678,400
Walgreens — Topeka, KS	2,497,560
CVS — Amarillo, TX	2,232,854
Taco Bell — Brazil, IN	1,575,724
Taco Bell — Henderson, KY	1,242,086
Academy — Baton Rouge, LA	5,554,226
Taco Bell — Washington, IN	1,004,436
Taco Bell — Robinson, IL	1,240,538
Taco Bell — Princeton, IN	1,139,462
Eckerd — Mableton, GA	1,480,510
Taco Bell/KFC — Spencer, IN	771,892
CVS — Del City, OK	3,343,602
Taco Bell — Anderson, IN	1,380,411
Academy — N Richland Hills, TX	5,033,977
Dave and Buster’s — Addison, IL	11,142,857
Academy — Houston (Southwest), TX	5,711,057
Academy — Houston (Breton), TX	3,779,654
Eckerd — Chattanooga, TN	2,238,115
Taco Bell/KFC — Vinceness, IN	1,182,952
Taco Bell — Martinsville, IN	1,578,842
LJS/A&W — Houston, TX	963,857
Dickinson Theatre — Yukon, OK	3,640,000
Circuit City — Taunton, MA	6,288,000
Telerx — Kings Mountain, NC	6,952,000
Staples — Guntersville, AL	2,660,000
Federal Express — Peoria, IL	2,560,000

$246,932,868

     Tenant Lease Expirations
     The following table sets forth, as of July 23, 2007, lease expirations of the properties owned for each of the next ten years assuming no renewal options are exercised. For purposes of the table, the “total annual base rent” column represents annualized base rent, based on rent in effect on January 1 of the respective year, for each lease which expires during the respective year.

		Approx.		% of Total
Year Ending	Number of	Square Feet	Total Annual Base	Annual Base
December 31,	Leases Expiring	Expiring	Rent	Rent

2007	1	2,000	$37,500	0.05%
2008	8	43,210	644,731	0.78%
2009	9	80,143	724,364	0.87%
2010	6	20,968	400,235	0.48%
2011	7	34,703	409,101	0.49%
2012	9	90,077	891,923	1.07%
2013	13	286,352	1,996,386	2.40%
2014	7	130,899	1,555,402	1.87%
2015	9	649,513	3,544,096	4.26%
2016	22	1,203,741	7,685,829	9.24%
2017	21	730,487	5,110,203	6.15%

	112	3,272,093	$22,999,770	27.66%

     Potential Property Investments
     Our advisor has identified the following property as a potential suitable investments for us. The acquisition of the property is subject to a number of conditions. A significant condition to acquiring this potential acquisition is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price. An additional condition to acquiring this property will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.

     Our evaluation of a property as a potential acquisition, including the appropriate purchase price, will include our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.
     We will decide whether to acquire these properties generally based upon:
•	satisfaction of the conditions to the acquisitions contained in the respective contracts;

•	no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;

•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make these acquisitions; and

•	our receipt of satisfactory due diligence information including appraisals, environmental reports and tenant and lease information.
     Other properties may be identified in the future that we may acquire before or instead of this property. Due to the considerable conditions to the consummation of the acquisition of these properties, we cannot make any assurances that the closing of these acquisitions is probable.

	Expected		Approximate	Approximate
	Acquisition		Purchase	Compensation to
Property	Date	Seller (1)	Price (2)	Sponsor (3)
Fed Ex — Walker, MI	7/25/2007	A&R Development II, LLC	7,575,000	202,850

			$7,575,000	$202,850

(1)	Seller is an unaffiliated third party.

(2)	Approximate purchase price does not include acquisition costs which we expect to be approximately 3.0% of the contract purchase price.

(3)	Amounts include acquisition fees payable to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing to acquire the respective property.
     Each potential property acquisition is subject to a net lease, pursuant to which the tenants are required to pay substantially all operating expenses and capital expenditures in addition to base rent. In the case of a multi-tenant commercial property the tenants are also required to pay a proportionate amount of common area maintenance charges in addition to the items listed above.

			Total Square Feet	% of Total Square
Property	Major Tenants*	Guarantor	Leased	Feet Leased
Fed Ex — Walker, MI	Fed Ex Ground Package System, Inc.	N/A	78,034	100%

			78,034

*	Major tenants are those tenants that occupy greater than 10.0% of the rentable square of their respective property.
     The table below provides leasing information for the major tenants at each respective property:

		Renewal	Annual	Base Rent per	Lease Term
Property	Major Tenants*	Options	Base Rent	Square Foot	Beginning	To
Fed Ex — Walker, MI	Fed Ex Ground Package System, Inc.	2/5 yr.	380,736	4.88	2/22/02	5/31/17

			$380,736

     The following table outlines the anticipated loan terms on debt financing to be secured in connection with the purchase of the potential property acquisition our advisor has identified for us. Generally, we expect the loans to have a fixed rate, with interest only payments and a five to ten-year maturity.

Property	Debt Financing	Type	Rate	Maturity Date
Fed Ex — Walker, MI	5,135,000	Interest Only	5.98%	July 25, 2012

	$5,135,000

     Each of our properties is adequately covered by insurance and we intend to obtain adequate insurance coverage for all future properties that we acquire.

The following table replaces in its entirety Table III of our Prior Performance Tables on Pages A-42 through A-68 of the prospectus.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored by affiliates of the sponsor of this program, the offerings of which have been closed since January 1, 2002. The information relates only to programs with investment objectives similar to this program. All amounts are as of December 31 of the year indicated, except as noted.

	Cole Blvd. Sq. Investors LP — (Sold)
	May 2002
	2002	2003	2004	2005	2006

Gross revenues	$1,885,886	$4,404,802	$3,444,830	$165,124	$129,679
Profit (loss) on sale of properties	—	—	8,521,296	—	—
Less:
Operating expenses(4)	686,067	1,511,374	1,204,787	34,079	19,746
Interest expense	912,735	2,028,457	1,390,517	—	—
Depreciation and amortization(3)	486,358	1,354,613	1,236,383	—	—

Net income (loss) — Tax basis(6)	$(199,274)	$(489,642)	$8,134,439	$131,045	$109,933

Taxable income
— from operations	$(199,274)	$(489,642)	$(386,857)	$131,045	$109,933
— from gain on sale	—	—	8,521,296	—	—
Cash generated
— from operations (5)	287,084	864,971	849,526	131,045	109,933
— from sales	—	—	14,423,979	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	287,084	864,971	15,273,505	131,045	109,933
Less: Cash distributions to investors
— from operating cash flow	102,209	844,489	850,000	—	—
— from sales and refinancing	—	—	12,837,500	420,000	111,000
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	184,875	20,482	1,586,005	(288,955)	(1,067)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$184,875	$20,482	$1,586,005	$(288,955)	$109,933

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$(19.93)	$(48.96)	$(38.69)	$13.10	$10.99
— from recapture	—	—	246.21	—	—
Capital gain (loss)	—	—	605.92	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	10.22	84.45	85.00	—	—
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	1,283.75	42.00	11.10
— refinancing	—	—	—	—	—
— operations	10.22	84.45	85.00	—	—
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				0%	0%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Santa Fe Investors LP
	September 2002
	2002	2003	2004	2005	2006

Gross revenues	$1,293,152	$2,545,914	$2,252,104	$2,380,191	$1,888,819
Profit (loss) on
sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	431,161	883,118	839,177	939,120	890,625
Interest expense	581,968	1,144,762	1,142,336	1,123,891	1,111,509
Depreciation and amortization(3)	247,530	895,291	758,595	475,149	634,960

Net income (loss) — Tax basis(6)	$32,493	$(377,257)	$(488,004)	$(157,969)	$(748,275)

Taxable income
— from operations	$32,493	$(377,257)	$(488,004)	$(157,969)	$(748,275)
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	280,023	518,034	270,591	317,180	(113,315)
— from sales	—	—	—	—	—
— from
refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	280,023	518,034	270,591	317,180	(113,315)
Less: Cash distributions to investors
— from operating cash flow	6,253	568,574	—	—	—
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	273,770	(50,540)	270,591	317,180	(113,315)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$273,770	$(50,540)	$270,591	$317,180	$(113,315)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$5.26	$(61.04)	$(78.97)	$(25.56)	$(121.08)
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	1.01	92.00	—	—	—
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	1.01	92.00	—	—	—
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit Property Fund LP
	November 2002
	2002	2003	2004	2005	2006

Gross revenues	$—	$3,360,284	$4,457,358	$5,127,208	$2,442,267
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	762	222,734	289,925	262,887	261,530
Interest expense	—	849,115	1,470,906	1,554,842	1,459,916
Depreciation and amortization(3)	—	1,351,646	1,805,318	1,503,075	1,173,216

Net income (loss) — Tax basis(6)	$(762)	$936,789	$891,209	$1,806,404	$(452,396)

Taxable income
— from operations	$(762)	$936,789	$891,209	$1,806,404	$(452,396)
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	(762)	2,288,435	2,696,527	3,309,479	720,821
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	(762)	2,288,435	2,696,527	3,309,479	720,821
Less: Cash distributions to investors
— from operating cash flow	—	1,400,125	2,187,497	2,124,998	2,000,012
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	(762)	888,310	509,030	1,184,481	(1,279,191)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(762)	$888,310	$509,030	$1,184,481	$(1,279,191)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$(0.47)	$37.47	$35.65	$72.26	$(18.10)
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	56.01	87.50	85.00	80.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	56.01	87.50	85.00	80.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit Property Fund II LP
	July 2003
	2003	2004	2005	2006

Gross revenues	$128,655	$3,758,639	$5,073,379	$5,152,330
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	8,574	165,315	346,715	412,563
Interest expense	6,438	1,345,798	1,908,834	1,938,864
Depreciation and amortization(3)	21,234	1,667,189	1,527,717	1,369,651

Net income (loss) — Tax basis(6)	$92,409	$580,337	$1,290,113	$1,431,252

Taxable income
— from operations	$92,409	$580,337	$1,290,113	$1,431,252
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	113,643	2,247,526	2,817,830	2,800,903
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	113,643	2,247,526	2,817,830	2,800,903
Less: Cash distributions to investors
— from operating cash flow	18,795	1,567,247	2,398,417	2,082,029
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	94,848	680,279	419,413	718,874
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$94,848	$680,279	$419,413	$718,874

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$6.56	$23.69	$52.67	$58,43
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	1.33	63.98	97.92	85.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	1.33	63.98	97.92	85.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Collateralized Senior Notes, LLC
	September 2003
	2003	2004	2005	2006

Gross revenues	$162,409	$5,087,274	$3,784,381		$1,341,850
Profit (loss) on sale of properties	—	6,332,735	1,768,269		1,547,193
Less:
Operating expenses(4)	7,327	304,377	438,007		57,254
Interest expense	248,806	4,128,321	4,275,923		1,426,798
Depreciation and amortization(3)	52,656	1,574,516	1,092,368		(131,509)

Net income (loss) — Tax basis(6)	$(146,380)	$5,412,795	$(253,648)		$1,536,500

Taxable income
— from operations	$(146,380)	$(919,940)	$(2,021,917)		$(10,693)
— from gain on sale	—	6,332,735	1,768,268		1,547,193
Cash generated
— from operations(5)	(93,724)	654,576	(929,549)		(142,202)
— from sales	—	25,913,341	52,237,261		9,413,734
— from refinancing	—	—	—		—

Cash generated from operations, sales and refinancing	(93,724)	26,567,917	51,307,712		9,271,532
Less: Cash distributions to investors
— from operating cash flow	—	—	—		—(2)
— from sales and refinancing	—	—	—		—
— from other	—	—	—		—

Cash generated (deficiency) after cash distributions	(93,724)	26,567,917	51,307,712		9,271,532
Less: Special items (not including sales and refinancing)	—	—	—		—

Cash generated (deficiency) after cash distributions and special items	$(93,724)	$26,567,917	$51,307,712		$9,271,532

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$—	$	—(2)
— from recapture	—	—	—		—
Capital gain (loss)	—	—	—		—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	—	—		—(2)
— return of capital	—	—	—		—
Source (on a cash basis)
— sales	—	—	—		—
— refinancing	—	—	—		—
— operations	—	—	—		—
— other	—	—	—		—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Collateralized				Cole Collateralized
	Senior Notes II, LLC				Senior Notes III, LLC
	February 2004				January 2005
	2004	2005		2006	2005	2006

Gross revenues	$1,822,545		$3,323,749	$2,957,169	$1,810,020		$3,300,297
Profit (loss) on sale of properties	—		1,433,092	186,386	289,643		3,124,045
Less:
Operating expenses(4)	98,921		238,585	121,582	120,231		169,907
Interest expense	2,095,747		4,407,598	3,613,049	2,568,620		3,606,300
Depreciation and amortization(3)	379,572		932,584	718,486	410,037		1,693,225

Net income (loss) — Tax basis(6)	$(751,695)		$(821,926)	$(1,309,561)	$(999,224)		$954,910

Taxable income
— from operations	$(751,695)		$(2,255,018)	$(1,495,947)	$(1,228,867)		$(2,169,135)
— from gain on sale	—		1,433,092	186,386	289,643		3,124,045
Cash generated
— from operations(5)	(372,123)		(1,322,434)	(777,461)	(875,830)		(475,910)
— from sales	16,927,937		47,905,072	24,378,796	17,740,380		19,046,303
— from refinancing	—		—	—	—		—

Cash generated from operations, sales and refinancing	16,555,814		46,582,638	23,601,335	16,861,550		18,570,393
Less: Cash distributions to investors
— from operating cash flow	—		—(2)	—	—(2)		—
— from sales and refinancing	—		—	—	—		—
— from other	—		—	—	—		—

Cash generated (deficiency) after cash distributions	16,555,814		46,582,638	23,601,335	16,861,550		18,570,393
Less: Special items (not including sales and refinancing)	—		—		—		—

Cash generated (deficiency) after cash distributions and special items	$16,555,814		$46,582,638	$23,601,335	$16,861,550		$18,570,393

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$	—(2)	$—	$—	$	—(2)
— from recapture	—		—	—	—		—
Capital gain (loss)	—		—	—	—		—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—		—(2)	—	—		—(2)
— return of capital	—		—	—	—		—
Source (on a cash basis)
— sales	—		—	—	—		—
— refinancing	—		—	—	—		—
— operations	—		—	—	—		—
— other	—		—	—	—		—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Collateralized
	Senior Notes IV, LLC		Cole Credit Property Trust, Inc.
	May 2005		April 2004
	2005	2006	2004		2005		2006

Gross revenues	$91,908	$2,070,894	$951,220		$10,987,553		$16,149,526
Profit (loss) on sale of properties	—	—	—		—		—
Less:
Operating expenses(4)	88,074	1,131,745	169,619		1,357,842		2,030,411
Interest expense	538,378	2,908,292	322,238		4,664,223		7,698,059
Depreciation and amortization(3)	79,634	426,629	296,514		3,638,794		5,394,072

Net income (loss) — Tax basis(6)	$(614,178)	$(2,395,772)	$162,849	(1)	$1,326,694	(1)	$1,026,984 (1)

Taxable income
— from operations	$(614,178)	$(2,395,772)	$162,849		$1,326,694		$1,026,984
— from gain on sale	—	—	—		—		—
Cash generated
— from operations(5)	(534,544)	(1,969,143)	459,363		4,965,488		6,421,056
— from sales	1,975,851	61,566,541	—		—		—
— from refinancing	—	—	—		—		—

Cash generated from operations, sales and refinancing	1,441,307	59,597,398	459,363		4,965,488		6,421,056
Less: Cash distributions to investors
— from operating cash flow	— (2)	—	132,344		4,751,612		7,070,390
— from sales and refinancing	—	—	—		—		—
— from other	—	—	—		—		—

Cash generated (deficiency) after cash distributions	1,441,307	59,597,398	327,019		213,876		(649,334)
Less: Special items (not including sales and refinancing)	—	—	—		—		—

Cash generated (deficiency) after cash distributions and special items	$1,441,307	$59,597,398	$327,019		$213,876		$—

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$— (2)	$5.73		$13.14		$10.17
— from recapture	—	—	—		—		—
Capital gain (loss)	—	—	—		—		—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	— (2)	4.66		47.06		70.02
— return of capital	—	—	—		—		—
Source (on a cash basis)
— sales	—	—	—		—		—
— refinancing	—	—	—		—		—
— operations	—	—	4.66		47.06		70.02
— other	—	—	—		—		—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit Property				Staples-
	Trust II, Inc.				Tulsa, OK
	June 2005				February 2004
	2005		2006		2004	2005	2006

Gross revenues	$741,669		$20,022,986		$189,058	$324,241	$275,709
Profit (loss) on sale of properties	—		—		—	—	—
Less:
Operating expenses(4)	195,020		3,306,511		1,579	3,080	2,850
Interest expense	439,829		8,901,113		—	—	—
Depreciation and amortization(3)	221,411		6,469,366		—	—	—

Net income (loss) — Tax basis(6)	$(114,591	)(1)	$1,345,996	(1)	$187,479	$321,161	$272,859

Taxable income
— from operations	$(114,591)		$1,345,996		$187,479	$321,161	$272,859
— from gain on sale	—		—		—	—	—
Cash generated
— from operations(5)	106,820		7,815,362		187,479	321,161	272,859
— from sales	—		—		—	—	—
— from refinancing	—		—		—	—	—

Cash generated from operations, sales and refinancing	106,820		7,815,362		187,479	321,161	272,859
Less: Cash distributions to investors
— from operating cash flow	—		3,554,073		158,709	289,515	289,512
— from sales and refinancing	—		—		—	—	—
— from other	—		—		—	—	—

Cash generated (deficiency) after cash distributions	106,820		4,261,289		28,770	31,646	(16,653)
Less: Special items (not including sales and refinancing)	—		—		—	—	—

Cash generated (deficiency) after cash distributions and special items	$106,820		$4,261,289		$28,770	$31,646	$(16,653)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$(4.08)		$4.39		$45.33	$77.65	$65.97
— from recapture	—		—		—	—	—
Capital gain (loss)	—		—		—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—		11.60		38.37	70.00	70.00
— return of capital	—		—		—	—	—
Source (on a cash basis)
— sales	—		—		—	—	—
— refinancing	—		—		—	—	—
— operations	—		11.60		38.37	70.00	70.00
— other	—		—		—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Mimi’s Café-			Walgreen’s-
	Lone Tree, CO			Windsor, CO
	April 2004			June 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$92,614	$185,632	$181,170	$135,696	$353,024	$354,194
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	1,900	3,654	3,886	1,684	6,339	5,389
Interest expense	—	—	—	53,114	161,554	161,554
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$90,714	$181,978	$177,284	$80,898	$185,131	$187,252

Taxable income
— from operations	$90,714	$181,978	$177,284	$80,898	$185,131	$187,252
— from gain on sale	—	—	—	—	—	—
Cash generated — from operations(5)	90,714	181,978	177,284	80,898	185,131	187,252
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	90,714	181,978	177,284	80,898	185,131	187,252
Less: Cash distributions to investors
— from operating cash flow	76,045	171,252	171,252	56,436	186,840	186,840
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	14,669	10,726	6,032	24,462	(1,709)	412
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$14,669	$10,726	$6,032	$24,462	$(1,709)	$412

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$37.09	$74.40	$72.48	$30.31	$69.36	$70.16
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	31.09	70.01	70.01	21.14	70.00	70.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	31.09	70.01	70.01	21.14	70.00	70.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Walgreens-
	Goldsboro, NC			Hamilton, OH
	June 2004			July 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$101,750	$330,000	$330,613	$126,522	$386,000	$386,836
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	1,416	5,920	5,323	3,060	10,773	10,139
Interest expense	36,706	145,628	145,628	45,878	169,146	169,146
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$63,628	$178,452	$179,662	$77,584	$206,081	$207,552

Taxable income
— from operations	$63,628	$178,452	$179,662	$77,584	$206,081	$207,552
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	63,628	178,452	179,662	77,584	206,081	207,552
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	63,628	178,452	179,662	77,584	206,081	207,552
Less: Cash distributions to investors
— from operating cash flow	40,334	179,892	179,892	34,958	207,624	207,624
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	23,294	(1,440)	(230)	42,626	(1,543)	(72)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$23,294	$(1,440)	$(230)	$42,626	$(1,543)	$(72)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$24.76	$69.44	$69.91	$26.16	$69.48	$69.98
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	15.69	70.00	70.00	11.79	70.00	70.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	15.69	70.00	70.00	11.79	70.00	70.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Walgreens-
	Carlsbad, NM			Willimantic, CT
	July 2004			September 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$73,750	$295,000	$295,645	$55,160	$354,600	$355,245
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	2,537	11,550	11,007	2,660	19,487	17,470
Interest expense	25,328	130,209	130,209	14,900	151,064	151,064
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$45,885	$153,241	$154,429	$37,600	$184,049	$186,711

Taxable income
— from operations	$45,885	$153,241	$154,429	$37,600	$184,049	$186,711
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	45,885	153,241	154,429	37,600	184,049	186,711
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	45,885	153,241	154,429	37,600	184,049	186,711
Less: Cash distributions to investors
— from operating cash flow	26,006	154,559	154,560	—	185,376	185,376
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	19,879	(1,318)	(131)	37,600	(1,327)	1,335
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,879	$(1,318)	$(131)	$37,600	$(1,327)	$1,335

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$20.04	$66.93	$67.44	$13.69	$67.02	$67.99
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	11.36	67.50	67.50	—	67.51	67.51
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	11.36	67.50	67.50	—	67.51	67.51
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Walgreens-
	Edgewood, NM			Fairborn, OH
	September 2004			September 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$28,330	$275,640	$276,137	$30,209	$344,500	$345,145
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	1,326	14,191	13,699	1,943	20,365	19,781
Interest expense	5,527	118,666	118,666	6,797	145,934	145,934
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$21,477	$142,783	$143,773	$21,469	$178,201	$179,430

Taxable income
— from operations	$21,477	$142,783	$143,773	$21,469	$178,201	$179,430
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	21,477	142,783	143,773	21,469	178,201	179,430
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	21,477	142,783	143,773	21,469	178,201	179,430
Less: Cash distributions to investors
— from operating cash flow	—	144,070	144,072	—	178,488	178,488
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	21,477	(1,287)	(299)	21,469	(287)	942
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$21,477	$(1,287)	$(299)	$21,469	$(287)	$942

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$11.64	$66.91	$67.37	$8.12	$67.40	$67.86
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment
income	—	67.51	67.51	—	67.51	67.51
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	67.51	67.51	—	67.51	67.51
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Walgreens-
	Slidell, LA			Westheimer, TX
	November 2004			October 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$—	$243,899	$275,516	$14,637	$495,000	$495,990
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	—	11,336	12,445	580	21,003	21,476
Interest expense	—	98,704	118,901	—	214,710	220,752
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	133,859	144,170	$14,057	$259,287	$253,762

Taxable income
— from operations	$—	$133,859	$144,170	$14,057	$259,287	$253,762
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	—	133,859	144,170	14,057	259,287	253,762
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	133,859	144,170	14,057	259,287	253,762
Less: Cash distributions to investors
— from operating cash flow	—	114,918	143,772	—	240,014	253,500
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	18,941	398	14,057	19,273	262
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$18,941	$398	$14,057	$19,273	$262

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$60.51	$65.18	$4.11	$66.48	$65.07
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	51.95	65.00	—	61.54	65.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	51.95	65.00	—	61.54	65.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Home Depot-
	Richmond Heights, OH			Spokane, WA
	October 2004			November 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$—	$423,387	$420,807	$—	$1,014,839	$1,323,040
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	—	18,416	17,830	—	12,592	12,670
Interest expense	—	173,029	182,004	—	394,654	551,910
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$231,942	$220,973	$—	$607,593	$758,459

Taxable income
— from operations	$—	$231,942	$220,973	$—	$607,593	$758,459
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	—	231,942	220,973	—	607,593	758,459
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	231,942	220,973	—	607,593	758,459
Less: Cash distributions to investors
— from operating cash flow	—	203,676	220,220	—	514,099	749,580
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	28,266	753	—	93,494	8,879
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$28,266	$753	$—	$93,494	$8,879

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$68.46	$65.22	$—	$52.69	$65.77
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment
income	—	60.12	65.00	—	44.58	65.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	60.12	65.00	—	44.58	65.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Walgreens-
	Orlando, FL			Glen Burnie, MD
	November 2004			November 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$—	$232,208	$300,483	$—	$312,387	$416,142
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	—	10,463	13,562	—	13,428	17,695
Interest expense	—	90,054	124,904	—	119,319	169,158
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$131,691	$162,017	$—	$179,640	$229,289

Taxable income
— from operations	$—	$131,691	$162,017	$—	$179,640	$229,289
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	—	131,691	162,017	—	179,640	229,289
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	131,691	162,017	—	179,640	229,289
Less: Cash distributions to investors
— from operating cash flow	—	111,711	161,592	—	151,637	226,524
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	19,980	425	—	28,003	2,765
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$19,980	$425	$—	$28,003	$2,765

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$52.97	$65.17	$—	$51.55	$65.79
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	44.94	65.00	—	43.51	65.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	44.94	65.00	—	43.51	65.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Walgreens-
	Covington, TN			Garfield Heights, OH
	December 2004			December 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$—	$237,696	$261,606	$—	$145,569	$385,036
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	—	10,629	11,782	—	1,893	3,936
Interest expense	—	93,795	110,081	—	54,853	169,672
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$133,272	$139,743	$—	$88,823	$211,428

Taxable income
— from operations	$—	133,272	139,743	$—	$88,823	$211,428
— from gain on sale	—	—	—	—	—	—
Cash generated — from operations(5)	—	133,272	139,743	—	88,823	211,428
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	133,272	139,743	—	88,823	211,428
Less: Cash distributions to investors
— from operating cash flow	—	114,287	139,165	—	62,999	212,424
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	18,985	578	—	25,824	(996)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$18,985	$578	$—	$25,824	$(996)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$62.25	$65.27	$—	$30.32	$72.16
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	53.38	65.00	—	21.50	72.50
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	53.38	65.00	—	21.50	72.50
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Home Depot-
	Ponca City, OK			Tacoma, WA
	December 2004			February 2005
	2004	2005	2006	2005	2006

Gross revenues	$—	$118,085	$312,409	$1,051,101	$1,750,475
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	—	1,477	3,272	35,286	53,645
Interest expense	—	44,763	138,460	461,947	843,053
Depreciation and amortization(3)	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$71,845	$170,676	$553,868	$853,777

Taxable income
— from operations	$—	$71,845	$170,676	$553,868	$853,777
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	—	71,845	170,676	553,868	853,777
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	71,845	170,676	553,868	853,777
Less: Cash distributions to investors
— from operating cash flow	—	50,034	168,708	426,665	821,808
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	21,811	1,968	127,203	31,969
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$21,811	$1,968	$127,203	$31,969

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$30.87	$73.35	$45.49	$70.13
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	21.50	72.50	35.04	67.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	21.50	72.50	35.04	67.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%		100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-		Walgreens-		Walgreens-
	Pineville, LA		Bartlett, TN		Sidney, OH
	April 2005		April 2005		April 2005
	2005	2006	2005	2006	2005	2006

Gross revenues	$155,136	$304,247	$148,334	$295,747	$150,793	$295,791
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	5,636	7,168	4,352	5,575	4,562	7,030
Interest expense	65,763	143,734	63,835	142,071	65,761	143,730
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$83,737	$153,345	$80,147	$148,101	$80,470	$145,031

Taxable income
— from operations	$83,737	$153,345	$80,147	$148,101	$80,470	$145,031
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	83,737	153,345	80,147	148,101	80,470	145,031
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	83,737	153,345	80,147	148,101	80,470	145,031
Less: Cash distributions to investors
— from operating cash flow	64,858	151,670	61,482	146,592	61,230	143,184
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	18,879	1,675	18,665	1,509	19,240	1,847
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$18,879	$1,675	$18,665	$1,509	$19,240	$1,847

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$40.03	$73.30	$39.64	$73.24	$40.74	$73.43
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	31.00	72.50	30.41	72.50	31.00	72.50
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	31.00	72.50	30.41	72.50	31.00	72.50
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-		Walgreens-		Walgreens-
	Wichita Falls, TX		Chicago, IL		Southington, CT
	May 2005		May 2005		June 2005
	2005	2006	2005	2006	2005	2006

Gross revenues	$153,348	$300,722	$228,585	$476,231	$198,989	$414,555
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:	—	—	—	—	—	—
Operating expenses(4)	4,352	6,949	7,058	9,830	6,140	8,643
Interest expense	66,573	145,505	98,204	229,773	84,966	198,182
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$82,423	$148,268	$123,323	$236,628	$107,883	$207,730

Taxable income
— from operations	$82,423	$148,268	$123,323	$236,628	$107,883	$207,730
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	82,423	148,268	123,323	236,628	107,883	207,730
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	82,423	148,268	123,323	236,628	107,883	207,730
Less: Cash distributions to investors	—	—	—	—	—	—
— from operating cash flow	62,626	146,448	93,600	234,540	82,056	205,608
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	19,797	1,820	29,723	2,088	25,827	2,122
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,797	$1,820	$29,723	$2,088	$25,827	$2,122

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$40.80	$73.40	$38.12	$73.15	$38.04	$73.25
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	31.00	72.50	28.93	72.50	28.93	72.50
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	31.00	72.50	28.93	72.50	28.93	72.50
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-		Walgreens-		Gander Mountain-
	Nashville, TN		Derby, KS		Spring, TX
	June 2005		June 2005		June 2005
	2005	2006	2005	2006	2005	2006

Gross revenues	$158,605	$381,569	$134,493	$345,824	$335,027	$1,008,049
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:	—	—	—	—	—	—
Operating expenses(4)	5,122	8,211	6,648	15,835	3,429	8,490
Interest expense	67,551	186,790	55,839	167,060	—	—
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$85,932	$186,568	$72,006	$162,930	$331,598	$999,559

Taxable income
— from operations	$85,932	$186,568	$72,006	$162,930	$331,598	$999,559
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	85,932	186,568	72,006	162,930	331,598	999,559
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	85,932	186,568	72,006	162,930	331,598	999,559
Less: Cash distributions to investors	—	—	—	—	—	—
— from operating cash flow	61,775	184,440	50,396	163,872	249,273	986,268
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	24,157	2,128	21,610	(942)	82,325	13,291
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$24,157	$2,128	$21,610	$(942)	$82,325	$13,291

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$33.78	$73.34	$30.76	$69.60	$25.22	$76.01
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	24.28	72.50	21.53	70.00	18.96	75.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	24.28	72.50	21.53	70.00	18.96	75.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-		Walgreens-		Walgreens-
	Blue Springs, MO		Garden City, KS		Pittsburg, KS
	June 2005		June 2005		June 2005
	2005	2006	2005	2006	2005	2006

Gross revenues	$102,520	$278,833	$129,075	$334,224	$102,883	$295,304
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	5,767	10,823	6,489	15,421	5,512	13,895
Interest expense	46,108	129,690	53,531	161,478	35,488	140,795
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$50,645	$138,319	$69,055	$157,325	$61,883	$140,613

Taxable income
— from operations	$50,645	$138,319	$69,055	$157,325	$61,883	$140,613
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	50,645	138,319	69,055	157,325	61,883	140,613
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	50,645	138,319	69,055	157,325	61,883	140,613
Less: Cash distributions to investors
— from operating cash flow	37,809	132,384	48,197	158,136	37,600	141,120
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	12,836	5,935	20,858	(811)	24,283	(507)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$12,836	$5,935	$20,858	$(811)	$24,283	$(507)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$26.78	$73.15	$30.57	$69.64	$30.70	$69.75
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	19.99	70.01	21.34	70.00	18.65	70.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	19.99	70.01	21.34	70.00	18.65	70.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-		Walgreens-		Walgreens-
	Gladstone, MO		Salt Lake City, UT		Sandy, UT
	June 2005		July 2005		July 2005
	2005	2006	2005	2006	2005	2006

Gross revenues	$132,411	$395,426	$124,866	$511,918	$122,931	$503,524
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	7,731	17,633	7,013	17,712	7,049	17,501
Interest expense	45,975	204,644	63,197	250,246	64,034	246,775
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$78,705	$173,149	$54,656	$243,961	$51,848	$239,248

Taxable income
— from operations	$78,705	$173,149	$54,656	$243,961	$51,848	$239,248
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	78,705	173,149	54,656	243,961	51,848	239,248
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	78,705	173,149	54,656	243,961	51,848	239,248
Less: Cash distributions to investors
— from operating cash flow	55,486	158,450	40,825	216,492	40,776	216,228
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	23,219	14,699	13,831	27,469	11,072	23,020
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$23,219	$14,699	$13,831	$27,469	$11,072	$23,020

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$31.11	$68.44	$17.04	$76.07	$16.19	$74.70
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	21.93	62.63	12.73	67.51	12.73	67.51
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	21.93	62.63	12.73	67.51	12.73	67.51
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-		Walgreens-		Wal-Mart-
	Midvale, UT		Metairie, LA		Hazard, KY
	August 2005		August 2005		September 2005
	2005	2006	2005	2006	2005	2006

Gross revenues	$87,586	$359,001	$4,355	$541,345	$319,334	$1,891,356
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	5,676	13,095	—	16,665	11,436	41,686
Interest expense	44,677	169,379	—	258,179	120,349	1,071,401
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$37,233	$176,527	$4,355	$266,501	$187,549	$778,270

Taxable income
— from operations	$37,233	$176,527	$4,355	$266,501	$187,549	$778,270
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	37,233	176,527	4,355	266,501	187,549	778,270
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	37,233	176,527	4,355	266,501	187,549	778,270
Less: Cash distributions to investors
— from operating cash flow	29,597	156,937	—	230,617	66,413	771,588
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	7,636	19,590	4,355	35,884	121,136	6,682
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$7,636	$19,590	$4,355	$35,884	$121,136	$6,682

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$16.24	$75.93	$3.02	$73.03	$14.83	$61.53
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	12.91	67.50	—	63.20	5.25	61.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	12.91	67.50	—	63.20	5.25	61.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Gander Mountain —				Walgreens	Kohl’s
	Hermantown, MN		Best Buy — Baytown, TX		Natchitoches, LA	Lakewood, CO
	September 2005		October 2005		November 2005	November 2005
	2005	2006	2005	2006	2006	2006

Gross revenues	$94,643	$885,140	$109,094	$489,624	$242,647	$1,009,577
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	2,765	26,926	1,021	7,846	10,747	27,941
Interest expense	—	—	—	—	116,328	524,194
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$91,878	$858,213	$108,073	$481,779	$115,573	$457,443

Taxable income
— from operations	$91,878	$858,213	$108,073	$481,779	$115,573	$457,443
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	91,878	858,213	108,073	481,779	115,573	457,443
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	91,878	858,213	108,073	481,779	115,573	457,443
Less: Cash distributions to investors
— from operating cash flow	18,885	861,636	—	445,785	99,268	387,805
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	72,993	(3,423)	108,073	35,993	16,305	69,638
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$72,993	$(3,423)	$108,073	$35,993	$16,305	$69,638

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$8.23	$73.21	$94.06	$57.89	$65.55	$61.31
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	1.69	73.50	—	53.56	56.31	51.98
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	1.69	73.50	—	53.56	56.31	51.98
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	The Shoppes at
	North Village — St.	Walgreens	Kohl’s	Home Depot-	Cole Net Lease	Cole Net Lease
	Joseph, MO	Sumter, SC	St. Joseph, MO	Bellingham, WA	Portfolio I	Portfolio II
	December 2005	January 2006	February 2006	April 2006	May 2006	June 2006
	2006	2006	2006	2006	2006	2006

Gross revenues	$2,824,347	$314,624	$564,619	$608,739	$583,357	$313,447
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	871,927	14,066	159,442	14,676	26,130	4,849
Interest expense	1,094,702	158,325	190,758	—	265,912	133,317
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$857,718	$142,232	$214,419	$594,063	$291,315	$175,281

Taxable income
— from operations	$857,718	$142,232	$214,419	$594,063	$291,315	$175,281
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	857,718	142,232	214,419	594,063	291,315	175,281
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	857,718	142,232	214,419	594,063	291,315	175,281
Less: Cash distributions to investors
— from operating cash flow	808,917	121,169	132,308	463,771	203,698	77,402
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions	48,801	21,063	82,111	130,292	87,617	97,879
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$48,801	$21,063	$82,111	$130,292	$87,617	$97,879

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$41.98	$66.09	$52.08	$24.05	$30.37	$17.51
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	39.59	56.31	32.14	18.78	21.24	7.73
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	39.59	56.31	32.14	18.78	21.24	7.73
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table	100%	100%	100%	100%	100%	100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Barrywoods
	Crossing
	Kansas City,	Cole Net Lease
	MO	Portfolio III
	July 2006	December 2006
	2006	2006

Gross revenues	$969,929	$—
Profit (loss) on sale of properties	—	—
Less:
Operating expenses(4)	642,129	—
Interest expense	126,766	—
Depreciation and amortization(3)	—	—

Net income (loss) — Tax basis(6)	$201,034	$—

Taxable income
— from operations	$201,034	$—
— from gain on sale	—	—
Cash generated
— from operations(5)	201,034	—
— from sales	—	—
— from refinancing	—	—

Cash generated from operations, sales and refinancing	201,034	—
Less: Cash distributions to investors
— from operating cash flow	58,685	—
— from sales and refinancing	—	—
— from other	—	—
Cash generated (deficiency) after cash distributions	142,349	—
Less: Special items (not including sales and refinancing)	—	—

Cash generated (deficiency) after cash distributions and special items	$142,349	$—

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$14.61	$—
— from recapture	—	—
Capital gain (loss)	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	4.26	—
— return of capital	—	—
Source (on a cash basis)
— sales	—	—
— refinancing	—	—
— operations	4.26	—
— other	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table	100%	100%

Past performance is not necessarily indicative of future results.

NOTES TO TABLE III

(1)	Cole Credit Property Trust, Inc. and Cole Credit Property Trust II, Inc. maintain their books on a GAAP basis of accounting rather than a tax basis.

(2)	Investors in this program receive interest at a specified rate per annum, which is included in interest expense. Therefore, tax and cash distribution data per $1,000 invested is not applicable.

(3)	Amortization of organizational costs is computed over a period of 60 months. Depreciation of commercial real property is determined on the straight-line method over an estimated useful life of 39 years. Leasehold interest are amortized over the life of the lease.

(4)	Operating expenses include management fees paid to affiliates for such services as accounting, property supervision, etc.

(5)	Cash generated from operations generally includes net income plus depreciation and amortization plus any decreases in accounts receivable and accrued rental income or increases in accounts payable minus any increases in accounts receivable and accrued rental income or decreases in accounts payable. In addition, cash generated from operations is reduced for any property costs related to development projects and is increased by proceeds when the project is sold (usually in less than twelve months).

(6)	The partnerships maintain their books on a tax basis of accounting rather than a GAAP basis. There are several potential differences in tax and GAAP basis, including, among others; (a) tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year, (b) rental income is recorded on a tax basis, as it is received where it is accrued on a straight-line basis over the life of the lease for GAAP, and (c) all properties are recorded at cost and depreciated over their estimated useful life on a tax basis even if they qualify as a direct financing lease for GAAP purposes. These differences generally result in timing differences between fiscal years but total operating income over the life of the partnership will not be significantly different between the two basis of accounting.

Past performance is not necessarily indicative of future results.